Exhibit 10.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made as of October 11, 2024, by and among MEDALIST DIVERSIFIED HOLDINGS, L.P., a Delaware limited partnership (the “Company”), MEDALIST DIVERSIFIED REIT, Inc., a Maryland corporation and the general partner of the Company (the “General Partner”), and FRANCIS P. KAVANAUGH (the “Subscriber”) on the terms and conditions set forth in this Agreement and in the Agreement of Limited Partnership of the Company, dated as of September 29, 2015, by and among the General Partner and the Limited Partners set forth on Exhibit A thereto, as amended (the “Limited Partnership Agreement”).  Capitalized terms used but not defined in this Agreement have the meanings assigned to them in the Limited Partnership Agreement.

BACKGROUND

The Subscriber desires to subscribe for and purchase units of partnership interest in the Company (the “Units”) and the Company desires to issue the Units to the Subscriber, all upon the terms and subject to the conditions set forth in this Agreement.

TERMS

In consideration of the foregoing and the mutual covenants contained in this Agreement, the parties hereto, intending to be legally bound hereby, do agree as follows:

1.	Subscription.

(a)The Subscriber hereby subscribes for and purchases from the Company, and the Company hereby issues and sells to the Subscriber, the number of Units set forth on Schedule A attached hereto with a capital contribution equal to the amount indicated on Schedule A (the “Consideration”).  The Subscriber hereby agrees to become a Limited Partner and to be bound by the terms and provisions of the Limited Partnership Agreement.

(b)The closing of the sale to the Subscriber, and the subscription for and purchase by the Subscriber of the Units as provided for in Section 1(a) hereof shall take place via electronic mail on the date that the Consideration has been accepted by the Company

2.Company Representations and Warranties. The Company hereby represents and warrants to the Subscriber as follows:

(a)This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms.

(b)The Units have been duly authorized and, when issued in accordance with this Agreement, will be validly issued.

(c)No Additional Representations or Warranties.  Except as provided in this Section 2, neither the Company nor any of its affiliates, nor any of their respective directors, managers, officers, employees, shareholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to the Subscriber.  Without limiting the foregoing, the Subscriber acknowledges that the Subscriber, together with the Subscriber’s advisors, has made the Subscriber’s own investigation of the General Partner and the Company and its subsidiaries and is not relying on any implied warranties or upon any representation or warranty whatsoever as to the prospects (financial or otherwise) or the viability or likelihood of success of the business of the General Partner or the Company or its subsidiaries as conducted after the closing of the transactions contemplated hereby, and contained in any materials (other than this Agreement and the Limited Partnership Agreement) provided to the Subscriber by the General Partner or the Company or any of its subsidiaries or any of their respective directors, officers, employees, shareholders, partners, members or representatives or otherwise.

3.Subscriber Representations and Warranties. The Subscriber hereby represents, warrants, acknowledges and/or agrees as follows:

(a)The Subscriber has the capacity and legal right to enter into and perform this Agreement.  This Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

(b)This Subscription Agreement, an Investor Questionnaire, and the Limited Partnership Agreement have been duly executed and delivered by or on behalf of the Subscriber and constitute valid and binding agreements of the Subscriber, enforceable against the Subscriber in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(c)The Subscriber has been furnished with, and has carefully read, the copy of the Limited Partnership Agreement, an Investor Questionnaire and this Agreement and any exhibits and annexes thereto.

(d)The Subscriber has full knowledge of the General Partner’s and the Company’s and its subsidiaries’ business, financial condition, operations and prospects and the Subscriber is acquiring the Units without being furnished any sales literature or prospectus concerning the General Partner or the Company or its subsidiaries.

(e)The Subscriber is acquiring the Units solely for his own account for investment purposes and not with a view to resale or distribution of all or any part thereof. The Subscriber has no present arrangement, understanding or agreement for transferring or disposing of all or any portion of the Units.

(f)The Subscriber is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  Immediately prior to the purchase of the Units, the Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Units and to form an investment decision with respect thereto.

(g)The Subscriber acknowledges that all material documents, records, books and diligence materials pertaining to this investment, the Company and its affiliates have been made available to the Subscriber, and that the Company has made available to the Subscriber and the Subscriber’s representatives, the opportunity to ask questions of, and receive answers from, the Company, concerning the Company, its subsidiaries and the terms and conditions of the investment.

(h)In considering a subscription for Units, the Subscriber has evaluated for himself the risks and merits of such investment, and is able to bear the economic risk of such investment, including a complete loss of capital, and in addition has not relied upon any representations or warranties made by, or other information (whether oral or written) furnished by or on behalf of, the Company, the General Partner, or any director, officer, employee, agent or affiliate of such persons, other than as set forth in this Agreement and the Limited Partnership Agreement.

(i)The Subscriber acknowledges that it has not requested from, and is not relying on, the Company, the General Partner or any of their partners, members, officers, counsel, agents or representatives for any legal, investment or tax advice.  The Subscriber has carefully considered and has, to the extent it believes necessary, discussed with its own legal, tax, accounting and financial advisers the suitability of an investment in the Company in light of its particular tax and financial situation, and has determined that the Units being subscribed for hereunder is a suitable investment for the Subscriber.

(j)The Subscriber understands that the Units are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state law and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the applicability of such exemptions and the suitability of the Subscriber to acquire the Units.

(k)The Subscriber understands that the Subscriber is not entitled to cancel, terminate or revoke this Agreement.

(l)The Subscriber understands that a.the Units have not been registered under the Securities Act or any state securities or “Blue Sky” laws pursuant to exemptions therefrom, b.the Company has no obligation or intention to register the Units for resale under any federal or state securities laws, or to take any action (including the filing of reports or the publication of information required by Rule 144 under the Securities Act) which would make available any exemption from the registration requirements of such laws, and c.it is likely that the Subscriber, therefore, may be precluded from selling or otherwise transferring or disposing of the Units or any portion thereof and may therefore have to bear the economic risk of investment in the Units for an indefinite period.

(m)No broker or finder has acted for or on behalf of the Subscriber in connection with its purchase of the Units and no broker or finder is entitled to any broker’s or finder’s fees or other commissions in connection therewith based on agreements between the Subscriber and any broker or finder.

(n)Neither the Subscriber nor, to the extent he has them, any of his shareholders, members, managers, general or limited partners, directors, affiliates or executive officers, are subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).  The purchase of the Units by the Subscriber will not subject the Company to any Disqualification Event.

(o)The Subscriber agrees that the foregoing representations and warranties shall survive the Closing applicable to the Subscriber and will be deemed to be reaffirmed by the Subscriber at any time the Subscriber acquires additional Units of the Company, contributes capital to the Company or receives distributions from the Company and such purchase, acquisition, contribution or distribution will be evidence of such reaffirmation.

(p)The Subscriber shall notify the Company immediately if any of the foregoing representations or warranties cease to be true or accurate, or if they become misleading.

4.Subscriber Acknowledgments and Covenants. The Subscriber acknowledges and covenants that:

(a)No federal or state agency has passed on, has recommended or has endorsed the merits of the Units or this offering.

(b)All tax forms provided in connection with this Agreement are accurately completed and properly executed and may be relied upon by the Company and its advisors and agents and affiliates.

(c)The Units are speculative investments and involve a high degree of risk.  There is no public market for the Units, and no such public or other market is expected to develop.  The transferability of the Units is substantially restricted both by the terms of the Limited Partnership Agreement and applicable law.

This Agreement is not transferable or assignable by the Subscriber without the prior written consent of the General Partner.

(d)The Subscriber may not redeem the Units for shares of common stock (“Common Stock”) of the General Partner, unless such redemption is approved by a majority of the votes cast on the matter at a meeting of stockholders of the General Partner or by written consent of the stockholders of the General Partner in lieu of a special meeting to the extent permitted by applicable federal and state law.

(e)As a reporting issuer on The Nasdaq Capital Market (“Nasdaq”) where Common Stock is registered for trading, the General Partner is required to make certain filings related to the issuance of the Units. At the request of the General Partner or the Company, the Subscriber shall cooperate with the General Partner and the Company in making such filings and ensuring compliance with all applicable listing requirements of Nasdaq.

(f)The Subscriber understands and acknowledges that Troutman Pepper Hamilton Sanders LLP represents only the General Partner and the Company, and not the Subscriber or the limited partners as a group, in connection with the offer and sale of the Units.

5.Reliance on Representations; Indemnification.  The Subscriber acknowledges and agrees that that the Company and its counsel are relying upon the representations, warranties, acknowledgments and covenants in this Agreement (collectively, the “Investor Information”). The Subscriber agrees to indemnify and hold harmless the Company, its directors, officers, members, representatives and agents, and any person who controls any of the foregoing, against any and all loss, liability, claim, damage and expense (including reasonable attorneys' fees) arising out of or based upon any misstatement or omission in the Investor Information or any failure by the Subscriber to comply with any covenant or agreement made by the Subscriber in the Investor Information.

6.Tax Forms.  Subscribers that are U.S. persons (e.g., a U.S. citizen or resident, a partnership organized under U.S. law, a corporation organized under U.S. law, a limited liability company organized under U.S. law, or an estate or trust (other than a foreign estate or trust whose income from sources without the U.S. is not includible in the beneficiaries’ gross income)) must provide the Company with its taxpayer identification number on a signed IRS Form W-9.  This form is necessary for the Company to comply with its U.S. tax filing obligations and to establish that the Subscriber is not subject to certain withholding tax obligations applicable to non-U.S. persons. The completed form should be returned to the Company at the address indicated below.  Do not send it to the IRS.

(a)Subscribers that are not U.S. persons are required to provide information about their status for withholding purposes on Form W-8BEN or W-8BEN-E (for foreign beneficial owners), Form W-8IMY (for foreign intermediaries, flow-through entities, and certain U.S. branches), Form W-8EXP (for foreign governments, foreign central banks of issue, foreign tax-exempt organizations, foreign private foundations, and governments of certain U.S. possessions), or Form W-8ECI (for Non-U.S. Persons receiving income that is effectively connected with the conduct of a trade or business in the U.S.).

(b)Subscribers that are not U.S. persons should provide the Company with the appropriate Form W-8.  Please contact the Company if you need further information regarding these forms, or your tax advisers if you need assistance completing these forms.

(c)Subscribers may access the IRS website (www.irs.gov) to obtain IRS Form W-8, W-9 and the other appropriate forms and their instructions.  Please provide two copies of each completed and signed form.

(d)The Subscriber agrees that promptly (and in any event within ten calendar days) after receipt of a request from the Company, the Subscriber shall provide such additional information and deliver such additional documents as shall be reasonably necessary to comply with any federal, state, local or non-U.S.

securities, tax or anti-money laundering laws, rules or regulations to which the Company is subject. Without limiting the generality of the foregoing, the Subscriber hereby agrees to deliver to the Company, prior to the Closing Date, any applicable withholding tax forms and/or certificates requested by the Company.

7.Publicly Traded Partnership. The following representations are included with the intention of enabling the Company to qualify for the benefit of a "safe harbor" under certain regulations from treatment of the Company as an entity subject to corporate income tax.  Either:

(a)The Subscriber is not a partnership, grantor trust, or Subchapter S corporation for U.S. federal income tax purposes, or

(b)The Subscriber is a partnership, grantor trust, or Subchapter S corporation, but (i) as of the date hereof, substantially all, within the meaning of Treasury Regulation §1.7704-1(h)(3)(i), of the value of any beneficial owner's direct or indirect interest in the Subscriber is not attributable to the Subscriber's interests in the Company, (ii) as of the date hereof, less than substantially all, within the meaning of Treasury Regulation §1.7704-1(h)(3)(i), of the value of the Subscriber is attributable to the Subscriber's interests in the Company, and (iii) permitting the Company to satisfy the 100-partner limitation set forth in Section 1.7704-1(h)(1)(ii) of the Treasury Regulations is not a principal purpose of any beneficial owner of the Subscriber in investing in the Company through the Subscriber.

If the Subscriber is unable to make either of such representations, the Subscriber hereby agrees to provide the Company, prior to the effective date of the purchase of the Units, with evidence (including opinions of counsel) satisfactory in form and substance to the Company relating to the status of the Company under Section 7704 of the Code.  The Subscriber further agrees to notify the Company should either of the representations in subsections 8(a) or (b) no longer remain true.

8.FATCA Compliance/Reliance; Additional Information/FATCA Withholding.  The Subscriber understands and agrees that:

(a)the representations, warranties, agreements, understandings and acknowledgements made by the Subscriber in this Agreement, including but not limited to its Annexes and any tax forms provided in connection with this Agreement, are made with the intent that they are relied upon the Company and its affiliates in determining the Subscriber's suitability as a purchaser of the Units; and

(b)the Company may request from the Subscriber such additional information as it may deem necessary or appropriate to evaluate the eligibility of the Subscriber to acquire the Units, and may request from time to time such information as the Company may deem appropriate to determine a Subscriber’s suitability to hold the Units, or to enable the Company to determine the Company’s compliance with applicable regulatory requirements, or pre-determine or verify tax status, to fulfill any tax withholding or other obligation relating to the Subscriber, including but not limited to, any documentation necessary or reasonably requested to establish the Subscriber’s eligibility for benefits under any applicable tax treaty or to establish the Subscriber’s compliance with Section 1471 through Section 1474 of the Code (“FATCA”), or for any other reasonable purpose relating to the Company, and the Subscriber shall provide such information as may be so requested.  The Subscriber undertakes to promptly notify the Company in writing if (i) the US Internal Revenue Service terminates any agreement entered into with the Subscriber relating to withholding, or (ii) there is any change in any information provided to the Company pursuant to this Section 9(b).

(c)The Subscriber acknowledges that the Company is obligated to withhold on all payments made by the Company to the Subscriber unless and until the Company is satisfied that the Subscriber has fully complied with the requirements under FATCA, as applicable to the Subscriber.  The Company shall reasonably cooperate with the Subscriber in obtaining a refund of amounts withheld pursuant to this clause (ii), to the extent such refund may be available to the Subscriber.

9.	Miscellaneous.

(a)Entire Agreement; Governing Law. This Agreement, the Investor Questionnaire and the Limited Partnership Agreement constitute the entire understanding between the Subscriber and the Company with respect to the subject matter hereof and supersede any prior understanding and/or written or oral agreements between them with respect to such subject matter.  This Agreement shall be governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws of the State of Delaware or any other jurisdiction.

(b)Severability.  In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(c)Amendment; Waiver.  Any provision of this Agreement and the obligations of the Company or rights of the Subscriber hereunder may be amended or waived if, but only if, such amendment or waiver is in writing and is approved in writing by the Company and the Subscriber, whereupon such amendment or waiver shall be binding on the Company and the Subscriber.

(d)Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery, on the first business day following mailing by over-night or express courier, or on the third day following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company and the Subscriber at the respective addresses included herein.

(e)Counterparts; Execution by Electronic Means. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed counterpart of the signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering an executed counterpart of the signature page to this Agreement by facsimile or electronic transmission to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, but the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

(f)References and Construction.  The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party caused such provisions to be drafted.  Each of the parties acknowledges that it has been (or has been afforded the opportunity to be) represented by an attorney in connection with the preparation and execution of this Agreement.

* * * * *

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first written above.

COMPANY:

MEDALIST DIVERSIFIED HOLDINGS, L.P.

By: Medalist Diversified REIT, Inc., its General Partner

/s/ C. Brent Winn, Jr.

Name: C. Brent Winn, Jr.

Title: Chief Financial Officer

GENERAL PARTNER:

MEDALIST DIVERSIFIED REIT, INC.

/s/ C. Brent Winn, Jr.

Name: C. Brent Winn, Jr.

Title: Chief Financial Officer

SUBSCRIBER:

FRANCIS P. KAVANAUGH

/s/ Francis P. Kavanaugh

SCHEDULE A

Units	Consideration
160,000	$2,000,000